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                                                                     EXHIBIT 5.1

                                  June 4, 1998


Bay Apartment Communities, Inc.
4340 Stevens Creek Boulevard, Suite 275
San Jose, CA  95129

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-8, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 2,650,084 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") and an equal number of associated rights ("Rights") to purchase, under certain circumstances, one one-thousandth of a share of the Company's Series E Junior Participating Cumulative Preferred Stock, par value $.01 per share, which may be issued pursuant to the Avalon Bay Communities, Inc. - 1994 Stock Incentive Plan, as amended and restated (the "Plan").

     In connection with rendering this opinion, we have examined the Articles of Incorporation and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the registration statement on Form S-8 under the Securities Act relating to the Shares and associated Rights (the "Registration Statement"); the Plan, the Plan Information Statement and the Enrollment Form to be used in connection therewith; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law.

     Based upon the foregoing, we are of the opinion that, upon issuance of the Shares in accordance with the terms of the Plan and the receipt of full consideration therefor, such Shares will be validly issued, fully paid and non-assessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which we express no opinion.
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Bay Apartment Communities, Inc.
June 4, 1998
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar LLP

                                    GOODWIN, PROCTER & HOAR LLP